Exhibit 10.2

                                      NOTE

$3,000,000                                                 Freemont, California
                                                                August 26, 2005

         FOR VALUE RECEIVED, the undersigned, CARDIMA, INC., a Delaware corporation, promises to pay to the order of APIX INTERNATIONAL LIMITED ("Apix") at Flat 2A, Palm Court, 55 Robinson Road, Mid-Levels, Hong Kong, SAR, China or at such other place as the holder of this Note (this "Note") may from time to time designate, the principal sum of Three Million Dollars ($3,000,000) with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum until paid, commencing on the date hereof, computed on the basis of a 365 day year for the actual number of days outstanding. Principal and interest under this Note shall be due and payable in full on or before February 28, 2006, on which day all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.

         This promissory note is the Note referred to in, and is subject to and entitled to the benefits of, the Loan Agreement, dated as of August 28, 2005 (as amended, modified, renewed or extended from time to time, the "Loan Agreement") between the undersigned and Apix. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement.

         This promissory note is secured by certain Collateral more specifically described in the Loan Agreement and in the other Loan Documents.

         The Loan Agreement provides, among other things, for automatic acceleration of the maturity hereof upon the occurrence of certain stated Events of Default set forth in the Loan Agreement, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.

         If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, actual attorneys' fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys' fees actually incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note. As used herein, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

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         The principal of this Note may be prepaid in whole or in part subject to the terms and conditions in the Loan Agreement.

         No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

         Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.

         Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.

         This Note is to be governed by and construed in accordance with the laws of the State of California except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the in personam jurisdiction of any state or federal court sitting in Los Angeles, California waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by California law.

         THE UNDERSIGNED HEREBY WAIVES, AND COVENANTS THAT THE UNDERSIGNED WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF OR ANY DOCUMENT RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.


                                    Company:
                                    CARDIMA, INC.
                                    By: /s/ Gabriel B. Vegh
                                        -------------------
                                    Name: Gabriel B. Vegh
                                    Title:   Chief Executive Officer

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